                                                                     EXHIBIT 2.2

               AMENDMENT NO. 1 TO PURCHASE AND EXCHANGE AGREEMENT
               --------------------------------------------------


     This Amendment No. 1, dated as of May 4, 2000 (this "Amendment Agreement"), is made and entered into by and among Nassau Broadcasting Partners, L.P., a Delaware limited partnership ("Buyer"), the parties hereto listed as "Sellers" on the signature pages hereof (collectively, "Sellers"), BancAmerica Capital Investors SBIC I, L.P., as agent for the Sellers ("Sellers' Agent"), and Nassau Broadcasting Partners, Inc., a Delaware corporation and the managing general partner of Buyer ("NBP"), for the purpose of amending the Purchase and Exchange Agreement, dated as of March 24, 2000 (the "Purchase and Exchange Agreement"), by and among the foregoing parties.

                                   RECITALS:
                                   ---------

     WHEREAS, the parties hereto entered into the Purchase and Exchange Agreement for the purposes specified therein;

     WHEREAS, the parties hereto desire to amend certain portions of the Purchase and Exchange Agreement;

     WHEREAS, in order to carry out the foregoing objectives, the parties hereto desire to enter into this Amendment Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and in the Purchase and Exchange Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.     Defined Terms.  All initially capitalized terms used herein
                    -------------
and not otherwise defined shall have the respective meanings ascribed thereto in the Purchase and Exchange Agreement.

     Section 2.     Certain Definitions.  The following definitions shall be
                    -------------------
added to Section 1.1 of the Purchase and Exchange Agreement:

     "Mezzanine Investors" means Merrill Lynch Capital Corporation, OZ Master Fund, Ltd., Caisse de Depot et Placement du Quebec, The Bank of Nova Scotia, Bank of Montreal and any other holders of any Nassau Equity Interests which have been issued in accordance with the provisions of the Units Purchase Agreement dated as of May 4, 2000, between Buyer, Merrill Lynch Capital Corporation and the other purchasers named therein (the "Units Purchase Agreement").

     "Mezzanine Registration Rights Agreement" means the Common Stock Registration Rights Agreement dated as of May 4, 2000 entered into between Buyer and Merrill Lynch Capital Corporation and certain other persons.

     "Original Investors" means Spectrum Equity Investors, L.P., Spectrum Equity Investors II, L.P., Grotech Partners IV, L.P., Toronto Dominion (U.S.A.), Inc., Nassau Holdings, Inc., Noel P. Rahn and Nassau Broadcasting Company.

     "Original Investors' Registration Rights Agreement" means the Registration Rights Agreement to be dated on or about the date of this Agreement, entered into between Buyer and the Original Investors.

     "Permitted Distribution" means the Second Contingent Amount as defined in the Third Restated Agreement of Limited Partnership of Buyer, to be made by Buyer to Louis F. Mercatanti Jr. upon the issuance of the Nassau Mezzanine Notes.

     Section 3.     Antidilution.  Buyer confirms that the issuance of Nassau
                    ------------
Equity Interests (including without limitation the "Initial LP Units," the "Incremental LP Units" and the "Antidilutive Initial LP Units" as such terms are defined in the Units Purchase Agreement) to the Mezzanine Investors pursuant to the Units Purchase Agreement shall not in any manner whatsoever affect, as applicable, (i) the minimum percentage of the aggregate Nassau Equity Interests issuable to the Continuing Sellers pursuant to Section 2.4(e)(i) of the Purchase and Exchange Agreement or (ii) the minimum percentage of the aggregate Nassau Partnership Interests issuable to the Continuing Sellers pursuant to Section 2.4(f)(i) of the Purchase and Exchange Agreement and the minimum percentage of NBP Common Stock issuable to the Continuing Sellers pursuant to Section 2.5 of the Purchase and Exchange Agreement. Buyer further confirms that Buyer will issue Antidilutive Aurora LP Investor Units (as such term is defined in the Units Purchase Agreement) to the Continuing Sellers pursuant to and in accordance with Section 2.01 of the Units Purchase Agreement in order to maintain the minimum percentages described in the immediately preceding clauses
(i) and (ii).

     Section 4.     Registration Rights Agreement.  Section 4.2(b) of the
                    -----------------------------
Registration Rights Agreement contained in Exhibit C of the Purchase and Exchange Agreement is hereby amended in its entirety to read as follows:

          "If, in the opinion of the managing underwriter or underwriters selected by the Company, it is appropriate to limit the amount of Registrable Securities to be included in the offering, then the Company shall be required to include in the registration only that amount of Registrable Securities, if any, which the managing underwriter or underwriters reasonably believe should be included therein. In such event:
     (1) in cases only involving the registration for sale of securities for the Company's own account (which may include securities included pursuant to the exercise of piggy-back rights herein and in other contractual commitments of the Company), securities shall be registered in such offering in the following order of priority: (i) first, the securities which the Company proposes to register, (ii) second, provided that no securities sought to be included by the Company have been excluded from such registration, the securities which have been requested to be included in such registration by the Securityholders pursuant to this Agreement on a pari passu basis with (x) any securities of the Company as to which the Mezzanine Investors may be entitled to exercise "piggy-back" registration rights pursuant to the Mezzanine Registration Rights Agreement and (y) any securities of the Company as to which the Original Investors may be entitled to exercise "piggy-back" registration rights pursuant to the Original Investors' Registration Rights Agreement (such securities for the account of the Securityholders, the Mezzanine Investors and the Original Investors to be allocated among such Securityholders, the Mezzanine Investors and the Original Investors pro rata based on the amount of securities sought to be registered by the Securityholders, the Mezzanine Investors and the Original Investors) and (iii) third, provided that no securities sought to be included by the Company, the Securityholders, the Mezzanine Investors or the Original Investors have been excluded from such registration, the securities of any other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by such Persons); and (2) in cases not involving the registration for sale of securities for the Company's own account only, securities shall be registered in such offering in the following order of priority: (i) first, securities to be sold for the account of the Company and the securities of any Person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Company is the basis for the registration,
     (ii) second, provided that no securities of the Company or such Person referred to in the immediately preceding clause (i) have been excluded from such registration, the securities requested to be included in such registration by the Securityholders (excluding those of any Securityholder who is also a Person referred to in the immediately preceding clause (i)) pursuant to this Agreement on a pari passu basis with
     (x) any securities of the Company as to which the Mezzanine Investors may be entitled to exercise "piggy-back" registration rights pursuant to the Mezzanine Registration Rights Agreement and (y) any securities of the Company as to which the Original Investors may be entitled to exercise "piggy-back" registration rights pursuant to the Original Investors' Registration Rights Agreement (such securities for the account of the Securityholders, the Mezzanine Investors and the Original Investors to be allocated among the Securityholders, the Mezzanine Investors and the Original Investors pro rata based on the amount of securities sought to be registered by the Securityholders, the Mezzanine Investors and the Original Investors) and (iii) third, provided that no securities of the Company or such Person referred to in the immediately preceding clause (i) or of the Securityholders, the Mezzanine Investors or the Original Investors referred to in the immediately preceding clause (ii) have been excluded from such registration, securities of any other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments (pro rata based on the amount of securities sought to be registered by such Persons)."

     Section 5.     Restated Securityholders' Agreement. The Purchase and
                    -----------------------------------
Exchange Agreement is hereby amended as follows:

     (a) the reference in the Table of Contents of the Purchase and Exchange Agreement to "Exhibit E Second Amended and Restated Securityholders' Agree ment," is hereby replaced with the reference "Exhibit E Third Amended and Restated Securityholders' Agreement";

     (b) all references to "Second Amended and Restated Securityholders' Agreement" are hereby changed to "Third Amended and Restated Securityholders' Agreement"; and

     (c) Exhibit E is hereby replaced in its entirety with Exhibit E contained in Exhibit A to this Amendment Agreement.

     Section 6.     Amendment to Restated Investment Agreement.  The Purchase
                    ------------------------------------------
and Exchange Agreement is hereby amended to remove Exhibit F, Form of Amendment to Restated Investment Agreement, and all references in the Purchase and Exchange Agreement to Exhibit F are hereby deleted.

     Section 7.     Restated Agreement of Limited Partnership.  The Purchase and
                    -----------------------------------------
Exchange Agreement is hereby amended as follows:

     (a) the reference in the Table of Contents of the Purchase and Exchange Agreement to "Exhibit G Fourth Restated Agreement of Limited Partnership," is hereby replaced with the reference "Exhibit G Form of Fifth Restated Agreement of Limited Partnership";

     (b) all references to "Fourth Restated Agreement of Limited Partnership" are hereby changed to "Fifth Restated Agreement of Limited Partnership"; and

     (c) Exhibit G is hereby replaced in its entirety with Exhibit G contained in Exhibit B to this Amendment Agreement.

     Section 8.     Additional Covenants of Buyer/Dividends.  Section
                    ---------------------------------------
5.3(a)(vii) of the Purchase and Exchange Agreement is hereby amended in its entirety to read as follows:

          "Buyer will not declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its equity securities, or split, combine or reclassify any of its equity securities; provided, that (1) Buyer may make the Permitted Distribution and (2) any Nassau Company may pay such dividends or make such distributions to another Nassau Company."

       Section 9.   Interpretation.  When a reference is made in this Amendment
                    --------------
Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article or Section of, or Schedule or an Exhibit to, the Purchase and Exchange Agreement unless otherwise indicated.

     Section 10.    Counterparts.  This Amendment Agreement may be executed in
                    ------------
two or more counterparts, each of which shall be deemed an original and which together constitute the same agreement.

     Section 11.    Governing Law.  This Amendment Agreement shall be governed
                    -------------
by and construed and enforced in accordance with the laws of the State of Delaware (without reference to such State's conflicts of law rules).



                        [Signatures on following pages]

  IN WITNESS WHEREOF, the parties have duly executed this Amendment Agreement as of the date first above written.


          BUYER:

          NASSAU BROADCASTING PARTNERS, L.P.
          By: Nassau Broadcasting Partners, Inc., as
              Managing General Partner


          By:
              -----------------------------------------------------
              Name:
              Title:


          SELLERS:

          BANCAMERICA CAPITAL INVESTORS SBIC I, L.P., AS A SELLER AND AS SELLERS' AGENT

          By:  BANCAMERICA CAPITAL
          MANAGEMENT SBIC I, LLC, its general partner

          By:  BANCAMERICA CAPITAL MANAGEMENT I, L.P., its sole
               member

          By:  BACM I GP, LLC, its general partner


          By:
               -----------------------------------
               Name: Robert H. Sheridan III
               Title: Managing Director

               FRANK D. OSBORN
               ALLISON WAITE OSBORN
               CAROLINE LADNER OSBORN
               ELIZABETH ANDREW OSBORN
               FRANK WILLIAM OSBORN
               KATHERINE NELSON OSBORN



               ------------------------------------------
               Frank D. Osborn, on behalf of himself and as Attorney-in-Fact


               ------------------------------------------
               Frank G. Washington


               ------------------------------------------
               Vincent M. Cremona

               ------------------------------------------
               HELLER FINANCIAL, INC.


               By:
                   --------------------------------------
                   Name:
                   Title:

               ALLIED CAPITAL CORPORATION


               By:
                  --------------------------------------
                   Name:
                   Title:


               ALLIED INVESTMENT CORPORATION


               By:
                  --------------------------------------
                   Name:
                   Title:


          UNIONBANCAL VENTURE CORPORATION


               By:
                  --------------------------------------
                  Name:
                  Title:


               By:
                  --------------------------------------
                  Name:
                  Title:


               AURORA MANAGEMENT GROUP, LLC


               By:
                  --------------------------------------
                  Frank D. Osborn
                  Authorized Person


               NASSAU BROADCASTING PARTNERS, INC.


               By:
                  --------------------------------------
                  Name:
                  Title:

               AURORA COMMUNICATIONS, LLC,
               solely with respect to its rights, duties, obligations and with agreements set forth in Section 8.2 of the Purchase and Exchange Agreement



               By: AURORA MANAGEMENT, INC.,
                   its sole Manager


               By:
                  --------------------------------------
                  Name:
                  Title: